PRESS RELEASE


DOLLAR TREE STORES, INC. ANNOUNCES 50% STOCK DIVIDEND HAVING THE EFFECT OF A 3-for-2 STOCK SPLIT


CHESAPEAKE, Virginia -- May 25, 2000 -- Dollar Tree Stores, Inc. (Nasdaq:DLTR), the nation's largest $1.00 discount variety store chain, announced today that its Board of Directors has approved a 50% common stock dividend, having the effect of a 3-for-2 stock split. The new shares will be distributed on June 19, 2000, for shareholders of record as of the close of business on June 12, 2000.

The announcement was made at the Company's Annual Meeting of Shareholders held in Norfolk, Virginia. In addition, shareholders reelected J. Douglas Perry, Thomas A. Saunders, III and Frank Doczi to the Board of Directors.

Dollar Tree Stores, Inc. is the nation's largest $1.00 discount variety store chain. Its stores offer a wide assortment of quality everyday general merchandise, in many traditional variety store categories. Dollar Tree Stores operates 1,585 stores, including 107 Dollar Express stores and 25 Spain's Card & Gift stores, in 35 states as of May 25, 2000.